CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements of Rollins, Inc. on Forms S-8 (File No. 33-47528, effective date April 29, 1992, File No. 33- 26056, effective date December 13, 1988, File No. 333-143692 effective date June 13, 2007, and File No. 333-268048, effective date October 28, 2022) of our report dated June 27, 2024 (for the year ended December 31, 2023), appearing in this Annual Report of Rollins 401(k) Savings Plan on Form 11-K for the year ended December 31, 2024. /s/ Windham Brannon, LLC Atlanta, Georgia June 27, 2025